Exhibit 10.9

ORIGINAL

BILL OF SALE

THIS BILL OF SALE is given by Destination Maternity Corporation (“Seller”), to TFG-New Jersey, L.P. (“Buyer”), in connection with that certain Lease Schedule No. DMCR_002, dated May 25, 2017 (the “Schedule”) to Master Lease Agreement No. 2047981, dated May 25, 2017 (the “Master Lease” and together with the Schedule, the “Lease” as amended, restated, revised or otherwise modified), by and between Seller, as Lessee, and Buyer, as Lessor. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

For good and valuable consideration, Seller hereby sells, assigns, transfers and conveys to Buyer all right, title and interest in and to the equipment, machinery, goods and other property more particularly set forth on Exhibit A attached hereto and incorporated herein (collectively, the “Property”).

Seller hereby represents, warrants and covenants to and for the benefit of Buyer that (a) Seller has the right and has taken all actions required by law, or otherwise, to authorize the execution, delivery and performance of this Bill of Sale, and to carry out its obligations hereunder; (b) this Bill of Sale constitutes the valid, legal and binding obligations of Seller, strictly enforceable in accordance with its terms, free from defenses, set-offs and counterclaims, subject only to bankruptcy, insolvency or similar laws affecting creditors’ rights generally; (c) Seller has full authority to sell, assign and transfer the Property and no other person has any present or future interest in the Property; (d) Seller owns the Property, and does hereby convey to Buyer good and valid title to the Property, free and clear of all liens, security interests, claims, demands, rights, taxes, mortgages, charges, demands, exceptions, adverse claims, or other encumbrances of any kind (“Encumbrances”); (e) the Property is, and at the time of closing shall be, in good repair, operating condition, appearance, and working order, free of defects or damage, reasonable wear and tear from the proper use thereof excepted, having been acquired and maintained in accordance with normal and good business practices and all manufacturer specifications; (f) Buyer will not be responsible for any fee or commission payable to any person acting on behalf of Seller in connection with the transactions contemplated by this Bill of Sale; and (g) Seller hereby assigns to Buyer all applicable manufacturer and other warranties and indemnities with respect to the Property. Seller’s representations, warranties and covenants contained herein are material to Buyer and shall survive the execution and delivery of this Bill of Sale, notwithstanding any disclosure to or investigation by Buyer. This Bill of Sale shall inure to the benefit of Buyer’s successors and assigns, and be binding upon Seller’s successors and assigns.

Seller has caused this Bill of Sale to be executed by its duly authorized officer to be effective as of May 25, 2017.

LESSEE:
Destination Maternity Corporation
By:	/s/ David R. Stern
Name:	David R. Stern
Title:	Executive Vice President & Chief Financial Officer

2047981 - DMCR_002